For period ending August 31, 2006	Exhibit 77Q1

File number 811-4448


INVESTMENT ADVISORY AND ADMINISTRATION CONTRACT
Contract made as of April 1, 2006, between UBS MASTER SERIES, INC., a Maryland corporation (Corporation), and UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.
(UBS Global Americas), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended.
	WHEREAS, the Corporation is registered under the Investment
Company Act of 1940, as amended (1940 Act), as an open end management investment company, and intends to offer for public sale distinct series of shares of common stock (Series), each corresponding to a distinct portfolio; and
	WHEREAS, the Corporation desires to retain UBS Global Americas as investment adviser and administrator to furnish certain
administrative, investment advisory and portfolio management services to the Corporation and each Series as now exists and as hereafter may be established, and UBS Global Americas is willing to furnish such services;
	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
      1. Appointment.  The Corporation hereby appoints UBS Global Americas
	 as investment adviser and administrator of the Corporation and
	 each Series for the period and on the terms set forth in this
	 Contract.  UBS Global Americas accepts such appointment and
	 agrees to render the services herein set forth, for the
	 compensation herein provided.
      2. Duties as Investment Adviser.
      (a) Subject to the supervision of the corporations Board of
	 Directors (Board), UBS Global Americas will provide a
	 continuous investment program for each Series, including
	 investment research and management with respect to all
	 securities and investments and cash equivalents in each Series.
	 UBS Global Americas will determine from time to time what
	 securities and other investments will be purchased, retained
	 or sold by each Series.
      (b) UBS Global Americas agrees that, in placing orders with
	 brokers and dealers, it will attempt to obtain the best net
	 result in terms of price and execution; provided that, on
	 behalf of any Series, UBS Global Americas may, in its
	 discretion, purchase and sell portfolio securities to and from
	 brokers and dealers who provide the Series with research,
	 analysis, advice and similar services, and UBS Global Americas
	 may pay to those brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by
	 other brokers and dealers, subject to UBS Global Americas
	 determining in good faith that such commission or spread is
	 reasonable in terms either of the particular transaction or of
	 the overall responsibility of UBS Global Americas to such
	 Series and its other clients and that the total commissions
	 or spreads paid by such Series will be reasonable in relation
	 to the benefits to the Series over the long term.  In no
	 instance will portfolio securities be purchased from or sold
	 to UBS Global Americas, or any affiliated person thereof, except
	 in accordance with the federal securities laws and the rules
	 and regulations thereunder. Whenever UBS Global Americas simultaneously places orders to purchase or sell the same security
	 on behalf of a Series and one or more other accounts advised by
	 UBS Global Americas, such orders will be allocated as to price
	 and amount among all such accounts in a manner believed to be
	 equitable to each account.  The Corporation recognizes that in
	 some cases this procedure may adversely affect the results
	 obtained for the Series.
      (c) UBS Global Americas will oversee the maintenance of all books
	 and records with respect to the securities transactions of each
	 Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with
	 the requirements of Rule 31a3 under the 1940 Act, UBS Global
	 Americas hereby agrees that all records which it maintains for
	 the Corporation are the property of the Corporation, agrees to
	 preserve for the periods prescribed by Rule 31a2 under the 1940
	 Act any records which it maintains for the Corporation and which
	 are required to be maintained by Rule 31a1 under the 1940 Act,
	 and further agrees to surrender promptly to the Corporation any
	 records which it maintains for the Corporation upon request by
	 the Corporation.
      (d) UBS Global Americas will oversee the computation of the net asset value and the net income of each Series as described in the currently effective registration statement of the Corporation under the Securities Act of 1933, as amended, and 1940 Act and any supplements thereto (Registration Statement) or as more frequently requested by
	 the Board.
      (e) The Corporation hereby authorizes UBS Global Americas and any entity or person associated with UBS Global Americas which is a member of
	 a national securities exchange to effect any transaction on such exchange for the account of any Series, which transaction is
	 permitted by Section 11(a) of the Securities Exchange Act of 1934,
	 as amended and Rule 11a22(T) thereunder, and the Corporation hereby consents to the retention of compensation by UBS Global Americas or person or entity associated with UBS Global Americas for such transactions in accordance with Rule 11a22(T)(a)(2)(iv).
      3. Duties as Administrator. UBS Global Americas will administer the affairs of the Corporation and each Series subject to the supervision of the Board and the following understandings:
      (a) UBS Global Americas will supervise all aspects of the operations
	 of the Corporation and each Series, including the oversight of transfer agency, custodial and accounting services, except as hereinafter
	 set forth; provided, however, that nothing herein contained shall
	 be deemed to relieve or deprive the Board of its responsibility
	 for and control of the conduct of the affairs of the Corporation
	 and each Series.
      (b) UBS Global Americas will provide the Corporation and each Series
	 with such corporate, administrative and clerical personnel
	 (including officers of the Corporation) and services as are
	 reasonably deemed necessary or advisable by the Board, including
	 the maintenance of certain books and records of the Corporation
	 and each Series.
      (c) UBS Global Americas will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of
	 the Corporations Registration Statement, proxy material, tax
	 returns and required reports to each Series shareholders and the Securities and Exchange Commission.
      (d) UBS Global Americas will provide the Corporation and each
	 Series with, or obtain for it, adequate office space and all
	 necessary office equipment and services, including telephone
	 service, heat, utilities, stationery supplies and similar items.
      (e) UBS Global Americas will provide the Board on a regular basis
	 with economic and investment analyses and reports and make
	 available to the Board upon request any economic, statistical
	 and investment services normally available to institutional
	 or other customers of UBS Global Americas.
      4. Further Duties.  In all matters relating to the performance
	 of this Contract, UBS Global Americas will act in conformity
	 with the Articles of Incorporation, By Laws and. Registration
	 Statement of the Corporation and with the instructions and
	 directions of the Board and will comply with the requirements
	 of the 1940 Act, the rules thereunder, and all other applicable
	 federal and state laws and regulations.
      5. Delegation of UBS Global Americas Duties as Investment Adviser
	 and Administrator.  With respect to any or all Series, UBS
	 Global Americas may enter into one or more contracts
	 (SubAdvisory or SubAdministration Contract) with a subadviser
	 or subadministrator in which UBS Global Americas delegates
	 to such subadviser or subadministrator any or all its
	 duties specified in Paragraph 2 and 3 of this Contract,
	 provided that each SubAdvisory or SubAdministration
	 Contract imposes on the subadviser or subadministrator
	 bound thereby all the duties and conditions to which UBS
	 Global Americas is subject by Paragraph 2, 3 and 4 of
	 this Contract, and further provided that each SubAdvisory
	 or SubAdministration Contract meets all requirements of the
	 1940Act and rules thereunder.
      6. Services Not Exclusive.  The services furnished by UBS
	 Global Americas hereunder are not to be deemed exclusive
	 and UBS Global Americas shall be free to furnish similar
	 services to others so long as its services under this
	 Contract are not impaired thereby Nothing in this Contract
	 shall limit or restrict the right of any director, officer
	 or employee of UBS Global Americas, who may also be a
	 Director, officer or employee of the Corporation, to engage
	 in any other business or to devote his or her time and
	 attention in part to the management or other aspects of
	 any other business, whether of a similar nature or a
	 dissimilar nature.
      7. Expenses.
      (a) During the term of this Contract, each Series will bear
	 all expenses not specifically assumed by UBS Global
	 Americas incurred in its operations and the offering
	 of its shares.
      (b) Expenses borne by each Series will include but not be
	 limited to the following (or each Series proportionate
	 share of the following): (i) the cost (including
	 brokerage commissions) of securities purchased or sold
	 by the Series and any losses incurred in connection
	 therewith; (ii) fees payable to and expenses incurred on
	 behalf of the Series by UBS Global Americas under this
	 Contract; (iii) expenses of organizing the Corporation
	 and the Series; (iv) filing fees and expenses relating
	 to the registration and qualification of the Series
	 shares and the Corporation under federal and/or state
	 securities laws and maintaining such registrations and
	 qualifications; (v) fees and salaries payable to the
	 Corporations Directors who are not interested persons of
	 the Corporation or UBS Global Americas; (vi) all expenses
	 incurred in connection with the Directors services,
	 including travel expenses; (vii) taxes (including any
	 income or franchise taxes) and governmental fees; (viii)
	 costs of any liability, uncollectible items of deposit and
	 other insurance and fidelity bonds; (ix) and costs, expenses
	 or losses arising out of a liability of or claim for damages
	 or other relief asserted against the Corporation or Series for violation of any law; (x) legal, accounting and auditing
	 expenses, including legal fees of special counsel for those
	 Directors of the Corporation who are not interested persons
	 of the Corporation; (xi) charges of custodians, transfer
	 agents and other agents; (xii) costs of preparing share
	 certificates; (xiii) expenses of setting in type and printing prospectuses and supplements thereto, statements of
	 additional information and supplements thereto, reports
	 and proxy materials for existing shareholders; (xiv) costs of
	 mailing prospectuses and supplements thereto, statements of
	 additional information and supplements thereto, reports
	 and proxy materials to existing shareholders; (xv) any
	 extraordinary expenses (including fees and disbursements
	 of counsel, costs of actions, suits or proceedings to which
	 the Corporation is a party and the expenses the Corporation
	 may incur as a result of its legal obligation to provide indemnification to its officers, Directors, agents and
	 shareholders) incurred by the Corporation or Series; (xvi)
	 fees, voluntary assessments and other expenses incurred in
	 connection with membership in investment company organizations;
	 (xvii) costs of mailing and tabulating proxies and costs of
	 meetings of shareholders, the Board and any committees thereof;
	 (xviii) the cost of investment company literature and other publications provided by the Corporation to its Directors
	 and officers; and (xix) costs of mailing, stationery and
	 communications equipment.
      (c) The Corporation or a Series may pay directly any expense
	 incurred by it in its normal operations, and, if any such
	 payment is consented to by UBS Global Americas and
	 acknowledged as otherwise payable by UBS Global
	 Americas pursuant to this Contract, the Series may reduce
	 the fee payable to UBS Global Americas pursuant to
	 Paragraph 8 hereof by such amount.  To the extent that such
	 deductions exceed the fee payable to UBS Global Americas on
	 any monthly payment date, such excess shall be carried
	 forward and deducted in the same manner from the fee
	 payable on succeeding monthly payment dates.
      (d) UBS Global Americas will assume the cost of any
	 compensation for services provided to the Corporation
	 received by the officers of the Corporation and by those
	 Directors who are interested persons of the Corporation.
      (e) The payment or assumption by UBS Global Americas of any
	 expense of the Corporation or a Series that UBS Global
	 Americas is not required by this Contract to pay or assume
	 shall not obligate UBS Global Americas to pay or assume
	 the same or any similar expense of the Corporation or a
	 Series on any subsequent occasion.
      8. Compensation.
      (a) For the services provided and the expenses assumed
	 pursuant to this Contract, with respect to the Series
	 identified below, the Corporation will pay to UBS Global
	 Americas a fee, computed daily and paid monthly from the
	 assets of the Series, in accordance with the following:
      (i) UBS Money Market Fund:
      All average daily net assets	0.50%
      (b) For the services provided and the expenses assumed pursuant to this Contract with respect to any Series hereafter established, the Corporation will pay to UBS
	 Global Americas from the assets of such Series a fee in an amount to be agreed upon in a written fee agreement
	 (Fee Agreement) executed by the Corporation on behalf of such Series and by UBS Global Americas. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Contract.
      (c) The fee shall be computed daily and paid monthly to UBS Global Americas on or before the last business day of the next succeeding calendar month.
      (d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.
      9. Limitation of Liability of UBS Global Americas.
	 UBS Global Americas shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Series or the Corporation in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of UBS Global
	 Americas who may be or become an officer, Director, employee or agent of the Corporation shall be deemed, when rendering services to any Series or the Corporation or acting with respect to any business of such Series or the Corporation, to be rendering such service to or acting solely for the Series or the Corporation and not as an officer, partner, employee, or agent or one under the control or direction of UBS Global Americas even though paid by it.
      10. Duration and Termination.
      (a) This Contract shall become effective upon the date hereabove written provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors of the Corporation who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Series outstanding voting securities.
      (b) Unless sooner terminated as provided herein, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually
	 (i) by a vote of a majority of those Directors of the Corporation who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to any given Series by vote of a majority of the outstanding voting securities of such Series.
      (c) Notwithstanding the foregoing, with respect to any Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Series on sixty days written notice to UBS Global Americas or by UBS Global
	 Americas at any time, without the payment of any penalty, on sixty days written notice to the Corporation.
	 Termination of this Contract with respect to any given
	 Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series. This Contract will automatically terminate in the event of its assignment.
      11. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract as to any given Series shall be effective until approved by vote of a majority of such Series outstanding voting securities.
      12. Governing Law. This Contract shall be construed in accordance with the laws of the State of Delaware and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.
      13. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms majority of the outstanding voting securities,interested person,assignment,broker,dealer, investment adviser,national securities exchange,net assets, prospectus, sale, sell and security shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order.
	 Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



Attest: 	/s/ Tammie Lee
Name: Tammie Lee
Title: Vice President and Assistant Secretary
UBS
MASTER SERIES, INC.

By: 	/s/ Thomas Disbrow
Name: Thomas Disbrow
Title: Vice President and Treasurer


Attest: 	/s/ Eric Sanders
Name: Eric Sanders
Title: Director and Associate General Counsel
UBS GLOBAL
ASSET MANAGEMENT (AMERICAS) INC.

By: 	/s/ Keith A. Weller
Name:  Keith A. Weller
Title:  Executive Director and Senior Assistant General Counsel